UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54213
(Commission File Number)

83-0402389
(IRS Employer Identification No.)

2120 Bethel Road
Lansdale, Pennsylvania 19446
 (Address of principal executive offices and Zip Code)

(215) 661-1100
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 3.02 Unregistered Sales of Equity Securities

On December 8, 2014, the Registrant accepted a conversion notice from Union Capital LLC ("Union") to fully satisfy the remaining balance due on a $33,000 Convertible Promissory Note Agreement ("the Union Note") dated March 13, 2014 with Union.  27,273,135 shares were issued to satisfy the remaining principal and interest due of $1,909.  In accordance with the terms of the Union Note the shares were issued at a price equal to 70% of the arithmetic average of the two (2) lowest VWAPs of the shares of Common Stock during the twenty five (25) consecutive trading day period immediately preceding the date of conversion. As of the date of this report the Union Note has been repaid in full and has been retired.

On December 9, 2014, the Registrant accepted a conversion notice from WHC Capital, LLC ("WHC") to partially satisfy a $55,000 Convertible Promissory Note Agreement ("the WHC Note") dated April 21, 2014, with WHC.  52,400,000 shares were issued to satisfy $3,668 of the outstanding principal and interest.  In accordance with the terms of the WHC Note the shares were issued at a price equal to 70% of the arithmetic average of the two (2) lowest VWAPs of the shares of Common Stock during the twenty five (25) consecutive trading day period immediately preceding the date of conversion. As of the date of this report the remaining amount currently outstanding on the WHC Note, including accrued interest, is now $36,164.

On December 11, 2014, the Registrant accepted a conversion notice from LG Capital Funding LLC ("LG") to partially satisfy a $33,000 Promissory Note ("the LG Note") dated February 3, 2014, with LG. 49,198,428 shares were issued to satisfy $3,444 of the outstanding principal and interest.  In accordance with the terms of the LG Note the shares were issued at prices equal to 70% of the arithmetic average of the two (2) lowest VWAPs of the shares of Common Stock during the twenty five (25) consecutive trading day period immediately preceding the date of conversion.  As of the date of this report the remaining amount currently outstanding on the LG Note, including accrued interest, is now $9,390.

Union, WHC, and LG are each an “accredited investor” as defined under Rule 501 of Regulation D.  The Company believes that these transactions are exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The above described executed Notes are attached hereto and incorporated by reference as Exhibits 10.1 through 10.3.

As of the date of this report the Registrant has 1,261,486,211 shares of its common stock issued and outstanding and 1,229,387,300 shares in the public float.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 8, 2014, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”) which increased the Company’s authorized shares of common stock from 1,500,000,000 shares, par value $0.0001 per share, to 7,500,000,000 shares, par value $0.00001 per share.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

3.1	Certificate of Amendment to Certificate of Incorporation.
10.1
Twelve Month Convertible Redeemable Note with Union Capital, LLC dated  March 13, 2014, as previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on March 14, 2014, and incorporated by this reference as an exhibit to this Form 8-K

10.2
Twelve Month Convertible Promissory Note with WHC Capital, LLC dated  April 21, 2014, as previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on April 23, 2014, and incorporated by this reference as an exhibit to this Form 8-K

10.3
Nine Month Convertible Redeemable Note with LG Capital Funding, LLC dated  February 3, 2014, as previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on February 6, 2014, and incorporated by this reference as an exhibit to this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH BAY RESOURCES INC.
 (Registrant)

By: /s/ Perry Leopold
Perry Leopold
Chief Executive Officer

Dated: December 12, 2014